Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 17th ANNUAL GOLDMAN SACHS GLOBAL RETAILING CONFERENCE

CHESAPEAKE, Va. – September 13, 2010 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of discount variety stores selling everything for $1 or less, will participate in the 17th Annual Goldman Sachs Global Retailing Conference being held on September 14 – 15, 2010, at the Marriott Marquis, New York, New York.  Dollar Tree’s presentation is scheduled for Wednesday, September 15, at approximately 8:00 am EDT.  Bob Sasser, President and CEO, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Goldman Conference will be available on Dollar Tree’s web site, www.dollartreeinfo.com/investors/news/events/. A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight Wednesday, September 22, 2010.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

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